UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2024

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36193	26-1469215
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

(610) 354-8840

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

In connection with a Special Meeting of Trevena, Inc. that originally was scheduled for March 21, 2024 (the “Original Meeting”), which was adjourned at the Original Meeting until April 19, 2024 ( the “Adjourned Meeting,” together with the Original Meeting the “Special Meeting”), there were 18,321,010 shares outstanding as of the February 9, 2024 record date, of which 6,637,996 shares, or approximately 36.23%, were present or represented by proxy at the Special Meeting. The following matters were submitted for a vote of stockholders at the Special Meeting:

(i)	Proposal 1 — To authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.001 per share (the “Common Stock”), underlying certain warrants issued by us pursuant to that certain Securities Purchase Agreement, dated as of December 27, 2023, by and between us and the investor named on the signatory thereto, and that certain Inducement Letter, dated as of December 27, 2023, by and between us and the investor named on the signatory page thereto, in an amount equal to or in excess of 20% of our Common Stock outstanding immediately prior the issuance of such warrants; and

(ii)	Proposal 2 — The adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1.

Set forth below are the voting results for each such matter.

Proposal 1:

For	Against	Abstain	Broker Non-Votes
5,203,548	1,269,290	165,158	0

Proposal 2:

For	Against	Abstain	Broker Non-Votes
5,200,545	1,251,640	185,811	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: April 22, 2024	By:	/s/ Barry Shin
Barry Shin
Executive Vice President, Chief Operating Officer and Chief Financial Officer